File No. 333-37200
--------------------------------------------------------------------------------
       As filed with the Securities & Exchange Commission on May 17, 2000
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                         CONSUMER MARKETING CORPORATION
                 (Name of small business issuer in its charter)

               Nevada                               6770                              98-0204737
      (State or jurisdiction of         (Primary Standard Industrial                 (IRS Employer
    incorporation or organization            Identification No.)               Classification Code No.)

                             ______________________

                     Suite 104, 1456 St. Paul St., Kelowna,
                        British Columbia, Canada V1Y 2E6
 (Address of principal place of business or intended principal place of business

                             ______________________

                                Devinder Randhawa
                         Consumer Marketing Corporation
                      Suite 104, 1456 St. Paul St., Kelowna
                        British Columbia, Canada V1Y 2E6
                               (250) 868-8177 tel.
            (Name, address and telephone number of agent for service)
                            -------------------------

                                   Copies to:

                             Antoine M. Devine, Esq.
                             Evers & Hendrickson LLP
                        155 Montgomery Street, Suite 1200
                             San Francisco, CA 94104
                                 (415) 772-8109

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                           CALCULATION OF REGISTRATION FEE

---------------------- ------------------ ----------------------------- --------------------------- ----------------
 Title of each class     Amount to be      Proposed maximum offering         Proposed maximum          Amount of
 of securities to be      registered          price per unit ( 1)        aggregate offering price    registration
     registered                                                                                           fee
---------------------- ------------------ ----------------------------- --------------------------- ----------------
  Common Stock, par         500,000                   $.20                       $100,000               $26.50
    value $0.0001
---------------------- ------------------ ----------------------------- --------------------------- ----------------

        (1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

--------------------------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2


Item No.         Required Item                           Location of Caption in Prospectus
-------------------------------------------------------------------------------
1.               Forepart of the Registration            Cover Page; Outside
                 Statement and Outside Front             Front Page of
                 Cover of Prospectus                     Prospectus

2.               Inside Front and Outside Back           Inside Front and
                 Cover Pages of Prospectus               Outside Back Cover
                                                         Pages of Prospectus

3.               Summary Information and                 Prospectus Summary;
                 Risk Factors                            Risk Factors

4.               Use of Proceeds                         Use of Proceeds

5.               Determination of Offering               Prospectus Summary -
                 Price                                   Determination of Offering Price;
                                                         Risk Factors; Plan of Distribution

6.               Dilution                                Dilution

7.               Selling Security Holders                Not Applicable

8.               Plan of Distribution                    Plan of Distribution

9.               Legal Proceedings                       Legal Proceedings

10.              Director, Executive Officer,            Management
                 Management and Promoters
                 and Control Persons

11.              Security Ownership of Certain           Principal Shareholders
                 Beneficial Owners and
                 Management

12.              Description of Securities               Description of Securities

13.              Interest of Named Experts               Not Applicable
                 and Counsel

14.              Disclosure of Commission                Indemnification of Officers and Directors
                 Position on Indemnification
                 for Securities Act Liabilities

15.              Organization within Last Five           Management, Certain Transactions
                 Years

16.              Description of Business                 Business


                                       ii


17.              Management's Discussion and             Plan of Operation
                 Analysis or Plan of Operation

18.              Description of Property                 Description of Property

19.              Certain Relationships and               Certain Transactions
                 Related Transactions

20.              Market for Common Equity and            Prospectus Summary, Market for Our
                 Related Stockholder Matters             Common Stock; Shares
                                                         Eligible for Future Sale

21.              Executive Compensation                  Executive Compensation

22.              Financial Statements                    Financial Statements

23.              Changes in and Disagreements            Changes in and Disagreements
                 with Accountants on Accounting          with Accountants on Accounting
                 and Financial Disclosure                and Financial Disclosure

PART II

24.              Indemnification of Directors            Indemnification of
                 and Officers                            Directors and Officers

25.              Other Expenses of Issuance and          Other Expenses of
                 Distribution                            Issuance and Distribution

26.              Recent Sales of Unregistered            Recent Sales of Unregistered
                 Securities                              Securities

27.              Exhibits                                Exhibits

o                Undertakings                            Undertakings


                   Subject To Completion, Dated July 24, 2000

                                 PUBLIC OFFERING
                                   PROSPECTUS

                         CONSUMER MARKETING CORPORATION

                         500,000 SHARES OF COMMON STOCK
                                 $.20 PER SHARE

    Consumer Marketing Corporation is a startup company organized in the State of Nevada to as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

    The 500,000 shares of common stock offered by this Prospectus are being sold by the selling shareholders. We will not receive any of the proceeds from the sale of shares by the selling shareholders. We will not pay commissions on stock sales.

    No public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                               -------------------

This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 9.

                               -------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -------------------

                              Offering Information
                                                                     Per share            Total
                                                                     ---------            -----
Public offering price                                                $  .20          $ 100,000.00
Underwriting discounts/commissions                                   $  .00          $        .00
Estimated offering expenses                                          $  .02          $   9,556.00
Net offering proceeds to Consumer Marketing Corporation              $  .20          $ 100,000.00
Estimated  offering  expenses do not include offering costs,  including  filing, printing,  legal, accounting,  transfer agent and escrow agent fees estimated at
$9,556.00. We will pay these expenses.


               The date of this Prospectus is ______________, 2000

                                TABLE OF CONTENTS
                                                                            Page

PROSPECTUS SUMMARY.............................................................3

LIMITED STATE REGISTRATION.....................................................3

SUMMARY FINANCIAL INFORMATION..................................................4

RISK FACTORS...................................................................7

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 DEPOSIT OF OFFERING
PROCEEDS AND SECURITIES.......................................................10

DILUTION......................................................................11

USE OF PROCEEDS...............................................................11

CAPITALIZATION................................................................12

DESCRIPTION OF BUSINESS.......................................................13

PLAN OF OPERATION.............................................................14

DESCRIPTION OF PROPERTY.......................................................18

PRINCIPAL AND SELLING SHAREHOLDERS............................................19

MANAGEMENT....................................................................20

EXECUTIVE COMPENSATION........................................................22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................23

LEGAL PROCEEDINGS.............................................................23

MARKET FOR OUR COMMON STOCK...................................................23

DESCRIPTION OF SECURITIES.....................................................25

SHARES ELIGIBLE FOR FUTURE RESALE.............................................25

WHERE CAN YOU FIND MORE INFORMATION?..........................................26

REPORTS TO STOCKHOLDERS.......................................................26

PLAN OF DISTRIBUTION..........................................................26

LEGAL MATTERS.................................................................27

EXPERTS.......................................................................27

INDEMNIFICATION OF OFFICERS AND DIRECTORS.....................................27
-
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS  ON ACCOUNTING AND
FINANCIAL DISCLOSURE..........................................................28

FINANCIAL STATEMENTS                                                         F-1

    Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

    This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

                         Consumer Marketing Corporation

    We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with another business or company. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific business or company for investigation and evaluation for a merger with us. Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a registration statement and prospectus for this public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada V1Y 2E6. Our phone number is (250) 868-8445.

                                  The Offering

Securities offered                          500,000 shares of common stock, $0.0001 par value, being offered at
                                            $.20 per share. (See "Description of Capital Stock.")
Selling Shareholders:
         Devinder Randhawa                  348,000 shares
         Bob Hemmerling                     152,000 shares

Common stock outstanding                    500,000 shares
prior to the offering

Common stock to be                          500,000 shares
outstanding after the offering

                           LIMITED STATE REGISTRATION

    Initially, our securities may be sold in New York only (although we are considering registering the shares in other states) pursuant to an exemption from registration provisions contained in Section 359-e of the New York Codes. See "Risk Factors" for a discussion of the resale limitations that result from this limited state registration.

                          SUMMARY FINANCIAL INFORMATION

    The table below contains certain summary historical financial data. The historical financial data for the fiscal year ended June 30, 2000 has been derived from our audited financial statements which are contained in this Prospectus. The information should be read in conjunction with those financial statements, notes, and other financial information included in this Prospectus.
 .
                                INCOME STATEMENT:

                                               Fiscal Year Ended
                                                    June 30
                                                   (Audited)

                                              2000           1999
                                              ----           ----
Revenue                                         $0             $0

Expenses                                   $18,366         $1,973

Net Income (loss)                         ($18,366)       ($1,973)

Basic Earnings (loss) per share              $0.04          $0.00

Basic Number of Common
Shares Outstanding                         500,000        500,000

BALANCE SHEET (at end of period):

Total Assets                                    $0             $0

Total Liabilities                           $2,785         $1,923
Total Shareholders Equity                  ($2,785)       ($1,923)
(Deficit) (Net Assets)

Net Income per share on a fully              $0.04          $0.00
dilated basis

Expiration Date

    This offering will expire 18 months from the date of this prospectus. There is no minimum number of securities that must be sold in the offering. The offering may be extended for an additional 90 days at our sole election.

Escrow

    We will promptly deposit the proceeds of this offering into an escrow account with City National Bank, N.A., San Francisco, California ("escrow agent"). A certificate bearing the investor's name will be issued and delivered to the escrow agent for safekeeping.

    After we enter into an acquisition agreement and file a post-effective amendment, we will notify the escrow agent to release the proceeds to the shareholders, and the securities to our counsel, Evers & Hendrickson LLP, San Francisco, California. Investors will receive a supplement to the prospectus indicating the amount of proceeds and securities released and the date of release.

Prescribed Acquisition Criteria

    Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $80,000 (80% of $100,000).

Post-Effective Amendment

    Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offering

    The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

    The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

    Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

    If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on the investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

    The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $80,000 elect to reconfirm their investment.

    If a closed acquisition has not occurred by ______________ (18 months from the date of this prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release Of Securities And Funds

    The funds will be released to the selling shareholders, and the securities will be released to you, only after:

         The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

                   We have executed an agreement for the acquisition of an acquisition candidate whose fair market value represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

                   The post-effective amendment has been declared effective.

                   We have satisfied all of the prescribed conditions of the reconfirmation offer.

                   The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.

Determination of Offering Price

    The offering price of $.20 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

    Estimates of our business potential

    Our limited financial resources

    The amount of equity desired to be retained by present shareholders

    The amount of dilution to the public

    The general condition of the securities markets

                                  RISK FACTORS

    Our business is subject to numerous risk factors, including the following:

    We Have No Operating History or Revenue and Only Minimal Assets. We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

    You Will Not Have Access to Your Funds While They are Held in Escrow. If we are unable to locate an acquisition candidate meeting these acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds are returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate that represents 80% of the maximum offering proceeds.

    We May Fail to Obtain a Sufficient Number of Investors to Reconfirm the Offering. A business combination with an acquisition candidate cannot be closed unless, after the reconfirmation offering required by Rule 419, a sufficient number of investors representing 80% of the maximum offering proceeds elect to reconfirm their investment. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. If so, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis without interest.

    We Have Extremely Limited Capital. As of June 30, 2000, there were $0 assets and $2,785 in liabilities. There was $0 available in our treasury as of June 30, 2000. Assuming the sale of all the shares in this offering, we will receive net proceeds of approximately $100,000.00, all of which must be deposited in the escrow account. It is unlikely that we will need additional funds, but we may if an acquisition candidate insists we obtain additional capital. We may require additional financing in the future in order to close a business combination. This financing may consist of the issuance of debt or equity securities. These funds might not be available, if needed, or might not be available on terms acceptable to us.

    Escrowed Securities Can Only be Transferred Under Limited Circumstances. No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the related rules. Under Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required.

    The Nature of Our Operations are Highly Speculative. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criteria. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

    We are in a Highly Competitive Market for Small Number of Business Opportunities. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

    We Have No Existing Agreement for a Business Combination or Other Transaction. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

    We Have No Established Criteria for a Target Company. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require a target business opportunity to have achieved. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are indicative of development stage companies.

    Management Only Devotes a Limited Amount of Time to Seeking a Target Company. While seeking a business combination, management anticipates devoting no more than five hours per month. None of our officers have entered into a written employment agreements with us and none is expected to do so in the foreseeable future. We have not obtained key man life insurance on any of its officers or directors.

    We are Dependent on Current Management to Develop our Business. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of our business and its likelihood of continuing operations.

    Our Officers and Directors May Participate in Business Ventures That Could be Deemed to Compete Directly With Us. Additional conflicts of interest and non-arms length transactions may also arise in the event our officers or directors are involved in the management of any firm with which we transact business. Management has adopted a policy that we will not seek a merger with, or acquisition of, any entity in which management serves as officers, directors or partners, or in which they or their family members own or hold any direct or indirect ownership interest.

    Our Officers and Directors may be Affiliated With Other "Blank Check" Companies That Were Formed Previously. In the event that management identifies a candidate for a business combination, and the candidate expresses no preference for a particular company, management intends to enter into a business combination with a previously formed blank check company. As a result, there may not be sufficient business opportunities to consummate a business combination.

    Target Companies That Fail to Comply With SEC Reporting Requirements May Delay or Preclude Acquisition. Sections 13 and 15(d) of the `34 Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the `34 Act are applicable.

    We Have Not Conducted Market Research and Have Not Engaged a Marketing Organization. We have neither conducted, nor have others made available to us, results of market research indicating that market demand exists for the transactions we contemplate. Moreover, we do not have, and do not plan to establish, a marketing organization. Even if demand is identified for a merger or acquisition, we cannot assure you that we will be successful in completing a business combination.

    Our Proposed Operations Lack Diversification. Our proposed operations, even if successful, will in all likelihood result in our engaging in a business combination with a business opportunity. Consequently, our activities may be limited to those engaged in by business opportunities that we merge with or acquire. Our inability to diversify its activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

    We may be Subject to Further Government Regulation. Although we will be subject to the reporting requirements under the `34 Act, as amended, management believes we will not be subject to regulation under the `40 Act, as amended, since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the `40 Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the `40 Act and, consequently, violation of the Act could subject us to material adverse consequences.

    If We Enter into a Business Combination With Foreign Concern, we will be Subject to Risks Inherent in Business Operations Outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

    You Will Experience a Reduction of Your Percentage Share Ownership Following a Business Combination. Our primary plan of operation is based upon a business combination with a private concern that, in all likelihood, would result in the issuance of our securities to the shareholders of the private company. The issuance of previously authorized and unissued common stock would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and may result in a change in control or management.

    There may be Limitations on Your Ability to Resell Your Shares. Initially, our securities may be sold in the State of _______ only (although we are considering registering the shares in other states), and may be resold by you in ____________________ only until a resale exemption is available in other states.

    The Requirement of Audited Financial Statements May Disqualify Potential Business Opportunities. Management believes that any potential business opportunity must provide audited financial statements for review for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

    Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

    First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

    Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

    Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained therein. The Reconfirmation Offering shall be made as described under "Prospectus Summary; Reconfirmation Offering." After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

    Accordingly, we have entered into an escrow agreement with City National Bank, N.A. San Francisco, California, which provides that:

    The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

    All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

    Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the escrow account.

                                    DILUTION

    The difference between the public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

    As of June 30, 2000, our net tangible book value was $-2,785 or $-.005 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 500,000 shares of common stock offered through this prospectus (at an public offering price of $.20 per share), and after deducting estimated expenses of the offering), our adjusted pro forma net tangible book value as of June 30, 2000, would have been $-2,785 or $0.005 per share. This represents no change in net tangible book value in this offering.

          Number of Shares Before          Money Received For Shares          Net Tangible Book Value
                 Offering                      Before Offering               Per Share Before Offering

                 500,000                           $100                                $0.005

          Total Number of Shares           Total Amount of Money          Pro-Forma Net Tangible Book
              After Offering                 Received For Shares         Value Per Share After Offering

                 500,000                          $0.00                                $0.005


    As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.


-----------------------------------------------------------------------------------------------------------
                                                                                         Average Price
                              Shares Purchased              Total Consideration          Paid Per Share
                              ----------------              -------------------          --------------
                            Number       Percent           Amount       Percent
                            ------       -------           ------       -------
New Investors                500,000        100%           $100,000      99.95%                  $.20

Existing shareholders        500,000       0.00%           $50 .00         .05%                $.0001

-----------------------------------------------------------------------------------------------------------

                                 USE OF PROCEEDS

    We will not receive any of the proceeds of the offering. This offering is not contingent on a minimum member of shares to be sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

    We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Accordingly, no portion of the proceeds are being used to repay debt. It is anticipated that management will pay the expenses of the offering, estimated to be $9507.00.

    Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the sale of all the shares in this offering, $100,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to the selling shareholders.

    If less than the maximum proceeds are raised, a greater portion of this accrued liability will have to be borne by the acquisition candidate as a condition of the merger. Management believes that this is in our best interest, because it reduces the amount of liabilities an acquisition candidate must assume in the merger, and thus, may facilitate an acquisition transaction.

    The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. These funds will be in an insured financial institution in either a certificate of deposit, interest bearing savings account or in short term federal government securities as placed by City National Bank, N.A.

                                 CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2000.

     Stockholders' equity:
     common stock, $.001 par value;
     authorized 50,000,000 shares,
     issued and outstanding
     500,000 shares and 500,000
     shares, pro-forma as adjusted                         $       50

     Additional paid-in capital                                17,554
     Deficit accumulated during the
     development stage                                     (   20,389)
                                                           -----------

     Total stockholders' equity/(deficit)                  (    2,785)
                                                           ===========

                 Total Capitalization                      (    2,785)

                             DESCRIPTION OF BUSINESS

    Consumer Marketing Corporation (referred to as "us," "we" or "our"), was incorporated on January 30, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to its shareholders, we never commenced any other operational activities. We can be defined as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Board of Directors has elected to commence implementation of our principal business purpose, described below under "Plan of Operation."

    The proposed business activities classify us as a "blank check" company. The Securities and Exchange Commission defines these companies as "any development stage company that is issuing a penny stock (within the meaning of section 3
(a)(51) of the Securities Exchange Act of 1934) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully implemented our business plan. We intend to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements.

Lock-up Agreement

    Each of our shareholders has executed and delivered a "lock-up" letter agreement, affirming that they shall not sell their respective shares of common stock until we have successfully consummated a merger or acquisition and we are no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in our securities until a merger or acquisition has been consummated, each shareholder has agreed to place their respective stock certificate with our legal counsel, Evers & Hendrickson, LLP, who will not release these respective certificates until they have confirmed that a merger or acquisition was successfully consummated. However, while management believes that the procedures established to preclude any sale of our securities prior to closing of a merger or acquisition will be sufficient, we cannot assure you that the procedures established will unequivocally limit any shareholder's ability to sell their respective securities before a closing.

Investment Company Act of 1940

    Although we will be subject to regulation under the Securities Act of 1933, as amended (the "`33 Act"), and the Securities Exchange Act of 1934, as amended (the "`34 Act"), management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "`40 Act"), since we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in our holding passive investment interests in a number of entities, we could be subject to regulation under the `40 Act. If that occurs, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the `40 Act and, consequently, a violation of the Act could subject us to material adverse consequences.

Investment Advisors Act of 1940

    Under Section 202(a)(11) of the Investment Advisors Act of 1940, as amended, an "investment adviser" means any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities. We seek to locate a suitable merger of acquisition candidate, and we do not intend to engage in the business of advising others in investment matters for a fee or other type of consideration.

Forward Looking Statements

    Because we desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), we caution readers regarding forward looking statements found in the following discussion and elsewhere in this registration statement and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and that relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by or on our behalf. We disclaim any obligation to update forward looking statements. Readers should also understand that under Section 27A(b)(2)(D) of the `33 Act, and Section 21E(b)(2)(D) of the `34 Act, the "safe harbor" provisions of the PSLRA do not apply to statements made in connection with our offering.

                                PLAN OF OPERATION

    We intend to seek to acquire assets or shares of an entity actively engaged in a business that generates revenues, in exchange for its securities. We have not identified a particular acquisition target and have not entered into any negotiations regarding an acquisition. As soon as this registration statement becomes effective under Section 12 of the `34 Act, we intend to contact investment bankers, corporate financial analysts, attorneys and other investment industry professionals through various media. None of our officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger with us as of the date of this registration statement.

    Depending upon the nature of the relevant business opportunity and the applicable state statutes governing how the transaction is structured, our Board of Directors expects that it will provide our shareholders with complete disclosure documentation concerning a potential business opportunity and the structure of the proposed business combination prior to consummation. Disclosure is expected to be in the form of a proxy or information statement, in addition to the post-effective amendment.

    While any disclosure must include audited financial statements of the target entity, we cannot assure you that such audited financial statements will be available. As part of the negotiation process, the Board of Directors does intend to obtain certain assurances of value, including statements of assets and liabilities, material contracts, accounts receivable statements, or other indicia of the target entity's condition prior to consummating a transaction, with further assurances that an audited statement would be provided prior to execution of a merger or acquisition agreement. Closing documents will include representations that the value of the assets transferred will not materially differ from the representations included in the closing documents, or the transaction will be voidable.

    Due  to our  intent  to  remain  a  shell  corporation  until  a  merger  or acquisition candidate is identified, it is anticipated that its cash requirements shall be minimal, and that all necessary capital, to the extent required, will be provided by the directors or officers. We do not anticipate that we will have to raise capital in the next twelve months. We also do not expect to acquire any plant or significant equipment.

    We have no full time employees. Our President and Secretary have agreed to allocate a portion of their time to our activities, without compensation. These officers anticipate that our business plan can be implemented by their devoting approximately five (5) hours each per month to our business affairs and, consequently, conflicts of interest may arise with respect to their limited time commitment. We do not expect any significant changes in the number of employees.

    Our officers and directors may become involved with other companies who have a business purpose similar to ours. As a result, potential conflicts of interest may arise in the future. If a conflict does arise and an officer or director is presented with business opportunities under circumstances where there may be a doubt as to whether the opportunity should belong to us or another "blank check" company they are affiliated with, they will disclose the opportunity to all the companies. If a situation arises where more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merge with or acquire the target company, the company that first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction.

General Business Plan

    Our purpose is to seek, investigate and, if investigation warrants, acquire an interest in business opportunities presented to it by persons or firms that desire to seek the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to restrict our discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because we have nominal assets and limited financial resources. See the financial statements at page F-1 of this prospectus. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

    We may seek a business opportunity with entities that have recently commenced operations, or that wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

    We anticipate that the selection of a business opportunity will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. The perceived benefits may include facilitating or improving the terms for additional equity financing that may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of these business opportunities extremely difficult and complex.

    We have, and will continue to have, no capital to provide the owners of business opportunities with any significant cash or other assets. However, management believes we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSBs, 10-Q's or 10-QSBs, agreements and related reports and documents. The `34 Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the `34 Act. Nevertheless, our officers and directors of the Company have not conducted market research and are not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

    The  analysis  of new  business  opportunities  will  be  undertaken  by our officers and directors, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities that may be brought to our attention through present associations of our officers and directors, or by our shareholders. In analyzing prospective business opportunities, management will consider:

o   the available technical, financial and managerial resources;

o   working capital and other financial requirements;

o   history of operations, if any;

o   prospects for the future;

o   nature of present and expected competition;

o the quality and experience of management services that may be available and the depth of that management;

o   the potential for further research, development, or exploration;

o specific risk factors not now foreseeable but could be anticipated to impact our proposed activities;

o   the potential for growth or expansion;

o   the potential for profit;

o the perceived public recognition of acceptance of products, services, or trades;

o   name identification; and

o   other relevant factors.

    Our officers and directors expect to meet personally with management and key personnel of the business opportunity as part of their "due diligence" investigation. To the extent possible, we intend to utilize written reports and personal investigations to evaluate the above factors. We will not acquire or merge with any company that cannot provide audited financial statements within a reasonable period of time after closing of the proposed transaction.

    Our management, while probably not especially experienced in matters relating to our prospective new business, shall rely upon their own efforts and, to a much lesser extent, the efforts of our shareholders, in accomplishing our business purposes. We do not anticipate that any outside consultants or advisors, except for our legal counsel and accountants, will be utilized by us to accomplish our business purposes. However, if we do retain an outside consultant or advisor, any cash fee will be paid by the prospective merger/acquisition candidate, as we have no cash assets. We have no contracts or agreements with any outside consultants and none are contemplated.

    We will not restrict our search for any specific kind of firms, and may acquire a venture that is in its preliminary or development stage or is already operating. We cannot predict at this time the status of any business in which we may become engaged, because the business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages that we may offer. Furthermore, we do not intend to seek capital to finance the operation of any acquired business opportunity until we have successfully consummated a merger or acquisition.

    We anticipate that we will incur nominal expenses in the implementation of its business plan. Because we has no capital to pay these anticipated expenses, present management will pay these charges with their personal funds, as interest free loans, for a minimum of twelve months from the date of this registration statement. If additional funding is necessary, management and or shareholders will continue to provide capital or arrange for additional outside funding. However, the only opportunity that management has to have these loans repaid will be from a prospective merger or acquisition candidate. Management has no agreements with us that would impede or prevent consummation of a proposed transaction. We cannot assure, however, that management will continue to provide capital indefinitely if a merger candidate cannot be found. If a merger candidate cannot be found in a reasonable period of time, management may be required reconsider its business strategy, which could result in our dissolution.

    A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. If that occurs, management may be required to sell or transfer all or a portion of the Company's common stock held by them, or resign as members of the Board of Directors of the Company. The resulting change in control could result in removal of one or more present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

Acquisition of Opportunities

    In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders. Furthermore, management may negotiate or consent to the purchase of all or a portion of our stock. Any terms of sale of the shares presently held by officers and/or directors will be also afforded to all other shareholders on similar terms and conditions. Any and all sales will only be made in compliance with the securities laws of the United States and any applicable state.

    While the actual terms of a transaction that management may not be a party to cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, our shareholders would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of the shareholders.

    As part of the "due diligence" investigation, our officers and directors will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures to the extent of our limited financial resources and management expertise. How we will participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the parties, the management of the target company and our relative negotiation strength.

    With respect to any merger or acquisition, negotiations with target company management are expected to focus on the percentage of our Company that the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will probably hold a substantially lesser percentage ownership interest following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then shareholders.

    We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although we cannot predict the terms of the agreements, generally the agreements will require some specific representations and warranties by all of the parties, will specify certain events of default, will detail the terms of closing and the conditions that must be satisfied by each of the parties prior to and after the closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

    As stated previously, we will not acquire or merge with any entity that cannot provide independent audited financial statements concurrent with the closing of the proposed transaction. We are subject to the reporting requirements of the `34 Act. Included in these requirements is our affirmative duty to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as our audited financial statements included in our annual report on Form 10-KSB and quarterly reports on Form 10-QSB. If the audited financial statements are not available at closing, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable at the discretion of our present management. If the transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse us for all costs associated with the proposed transaction.

Competition

    We will remain an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we do. In view of our combined extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

                             DESCRIPTION OF PROPERTY

    We have no properties and at this time have no agreements to acquire any properties.

    We operate from our offices at Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada. Space is provided to us on a rent free basis by Mr. Randhawa, an officer and director, and it is anticipated that this arrangement will remain until we successfully consummate a merger or acquisition. Management believes that this space will meet our needs for the foreseeable future.

                       PRINCIPAL AND SELLING SHAREHOLDERS


    The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.


                           Name and               Amount and
                          Address of              Nature of
                          Beneficial              Beneficial          Percent of
Title of Class               Owner                   Owner               Class
--------------               -----                   -----               -----

Common                 Devinder Randhawa            348,000             69.6%
                       Suite 104
                       1456 St. Paul St.
                       Kelowna, B.C.,
                       Canada V1Y 2E6

Common                 Bob Hemmerling               152,000             30.4%
                       Suite 104
                       1456 St. Paul St.
                       Kelowna, B.C.
                       Canada V1Y 2E6

Common                 All Officers and             500,000              100%
                       Directors as a
                       Group (2 persons)

                                   MANAGEMENT

    Our directors and officers are as follows:

Name                          Age                   Position
----                          ---                   --------

Devinder Randhawa             40                  President, Chairman

Bob Hemmerling                41                  Secretary, Treasurer, Director

    The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Our officers serve at the will of the Board of Directors. There are no family relationships between any executive officer and director.

Resumes

    Devinder Randhawa, President and chairman, was appointed to his positions on January 30, 1997. Upon completing his MBA in 1985, Mr. Randhawa has been in the venture capital/corporate finance (sub-investment banking). Mr. Randhawa was either a registered representative or an analyst for 8 years before founding RD Capital Inc. RD Capital, Inc. is a privately held consulting firm assisting emerging companies in the resource and non-resource sectors. Mr. Randhawa was the founder of startups such as First Smart Sensor and Strathmore Resources Ltd. Mr. Randhawa received a Bachelors Degree in Business Administration with Honors from Trinity Western College of Langley, British Columbia in 1983 and received his MBA from the University of British Columbia in 1985. He devotes a nominal part of his time to our business.

    Robert Hemmerling, Secretary, Treasurer and a director, was appointed to his positions on January 30, 1997. In addition to his positions with us, since September 1996, Mr. Hemmerling has been employed with Strathmore Resources, Ltd., Kelowna, British Columbia in the investor relations department. Strathmore Resources is engaged in the business of acquiring and developing uranium properties. Prior, from January 1996 through August 1996, Mr. Hemmerling was unemployed. From January 1992 through December 1995, Mr. Hemmerling was an electrician with Concord Electric, Kelowna, British Columbia. He devotes a nominal part of his time to our business.

Prior "Blank Check" Experience

    Bob Hemmerling has also served as President and chairman of the following companies since inception: Express Investments Associates, Inc., Eye-Catching Marketing, Inc. and Quiksilver International Holdings, Inc.

    Mr. Hemmerling has also served as Secretary and Treasurer of the following companies since inception: Above Average Investments, Inc., Amiable Investment Holdings, Ltd., Asset Dissolution Services, Ltd., Big Cat Investment Services, Inc., Blank Resources, Ltd., Blue Moon Investments, Caddo Enterprises, Inc., Century Plus Investments Corp., Crash Course Holdings, Ltd., Cutting Edge Corner Corporation, Delightful Holdings Corporation, Eastern Management Corp., Emerald Coast Enterprises, Inc., Later Life Resources, Inc., LEK International, Modern Day Investments, Inc., Moonwalk Enterprises, Multiple Assets & Investment, Inc., Profit Based Investments, Inc., Solid Management Corp., Sunny Skies Investments, Total Serenity Company, Inc., Tripacific Development Corp., Triwest Management Resources Corp., and United Management, Inc.



    The SEC reporting blank check companies that Bob Hemmerling served or is serving as President and director are listed on the following table:

    Incorporation Name                               File Form       Number             Date of Filing
    Express Investments Associates, Inc.               10-SB        000-27543            10-04-1999
    Eye-Catching Marketing, Inc.                       10-SB        000-28237            11-22-1999
    Quiksilver International Holdings, Inc.            10-SB        000-28235            11-22-1999

    Devinder Randhawa has served as President and chairman of the following companies since inception: Above Average Investments, Inc., Amiable Investment
Holdings,  Ltd., Asset Dissolution Services,  Ltd., Big Cat Investment Services,
Inc., Blank Resources,  Ltd., Blue Moon Investments,  Caddo  Enterprises,  Inc.,
Century Plus Investments Corp., Crash Course Holdings, Ltd., Cutting Edge Corner
Corporation,  Delightful Holdings Corporation, Eastern Management Corp., Emerald
Coast Enterprises,  Inc., Later Life Resources, Inc., LEK International,  Modern
Day Investments, Inc., Moonwalk Enterprises, Multiple Assets & Investment, Inc.,
Nevada  Communications,  Inc., Profit Based Investments,  Inc., Solid Management
Corp.,  Sunny  Skies  Investments,  Total  Serenity  Company,  Inc.,  Tripacific
Development Corp.,  Triwest  Management  Resources Corp., and United Management,
Inc.

    Mr. Randhawa has also served as Secretary and Treasurer of the following companies since inception: Express Investments Associates, Inc., Eye-Catching
Marketing, Inc., and Quiksilver International Holdings, Inc.

    The SEC reporting blank check companies that Devinder Randhawa served or is serving as President and director are listed on the following table:

    Incorporation Name                               File Form       Number             Date of Filing
    Above Average Investments, Inc.                    10-SB        000-27545            10-4-1999
    Eastern Management Corp                            10-SB        000-26517            6-28-1999
    LEK International                                  10-SB        000-26321            6-09-1999
    Solid Management Corp                              10-SB        000-26931            8-04-1999
    Tripacific Development Corp                        10-SB        000-26683            8-02-1999
    Triwest Management Corp                            10-SB        000-27103            8-20-1999
    United Management, Inc.                            10-SB        000-27233            9-03-1999
    Blue Moon Investments                              10-SB        000-29021            1-19-2000
    Caddo Enterprises, Inc.                            10-SB        000-29023            1-19-2000

    The following companies have completed acquisitions:

    Company                                          File Form       Number             Date of Filing
    Eastern Management Corp., Inc.                   8-K            000-26517            04/07/2000
    LEK International, Inc.                          SC14F-1        05-57283             12/16/1999
    TriPacific Development Corp.                     SC13D          05-57019             10/19/1999

Conflicts of Interest

    Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Because the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to our affairs.

    Our officers and directors are now and may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operations.

    The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

                             EXECUTIVE COMPENSATION

    None of our officers and/or directors have received any compensation for their respective services rendered unto us. They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, we have no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with us.

    It  is  possible  that,  after  we  successfully   consummate  a  merger  or
acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Board of Directors any discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the Board of Directors is offered employment in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Board of Directors as a result of the inability of the Board to affirmatively approve the transaction. The transaction would then be presented to our shareholders for approval.

    It is possible that persons associated with management may refer a prospective merger or acquisition candidate to us. In the event we consummate a transaction with any entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if compensation is in the form of cash, payment will be tendered by the acquisition or merger candidate, because we have insufficient cash available. The amount of any finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions, which range up to ten (10%) percent of the transaction price. No member of management will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement our business plan.

    No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted for the benefit of its employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                                LEGAL PROCEEDINGS

    There is no litigation pending or threatened by or against us.


                           MARKET FOR OUR COMMON STOCK

    There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price

    Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a Rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

    Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate that will allow our securities to be traded without the aforesaid limitations. However, we cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on Nasdaq or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

Penny Stock Regulation

    For transactions covered by Rule 15g-9 under the `34 Act, a broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

    A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation on the Nasdaq NMS ; (iii) that has a price of five dollars or more or . . . . (iv) whose  issuer has net  tangible  assets in excess of  $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities.

Holders

    There are two (2) holders of our common stock. In July 1997, we issued 500,000 of common stock for services in formation and organization valued at $.0001 per share ($50.00). All of our issued and outstanding shares of common stock were issued in accordance with the exemption from registration afforded by
Section 4(2) of the Securities Act of 1933.

    As of the date of this report, all of our common stock are eligible for sale under Rule 144 promulgated under the `33 Act, as amended, subject to certain limitations included in said Rule. In general, under Rule 144, a person (or persons whose shares are aggregated), who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate.

Dividends

    We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent

    We do not have a transfer agent at this time.

                            DESCRIPTION OF SECURITIES

    Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $.0001 per share. There are 500,000 shares of common stock issued and outstanding as of the date of this filing.

Common Stock

    All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available therefor. We have no intention to issue additional shares of stock.

    There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 500,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Under Rule 144 of the Securities Act, if any of the shares being offered by the selling shareholders are unsold, the holders of the restricted securities may each sell a portion of their shares during any three (3) month period after January 29, 1999.

                        SHARES ELIGIBLE FOR FUTURE RESALE

    There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

    Upon completion of this offering, we will have 500,000 shares outstanding. The 500,000 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act unless purchased by "affiliates" of Consumer Marketing Corporation, as that term is defined in Rule 144 under the Securities Act ("Rule 144") described below. Sales of outstanding shares to residents of certain states or jurisdictions may only be effected pursuant to a registration in or applicable exemption from the registration provisions of the securities laws of those states or jurisdictions.

    In general, under Rule 144 as in effect at the closing of this offering, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year (including the holding period of any prior owner who is not an affiliate of Consumer Marketing Corporation) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of common stock (5,000 shares immediately after this offering) or the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale. Sales under Rule 144 are also subject to certain manner of sale and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of Consumer Marketing Corporation at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner who is not an affiliate) is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                      WHERE CAN YOU FIND MORE INFORMATION?

    We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on September 3, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

    You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                             REPORTS TO STOCKHOLDERS

    We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on June 30th.

                              PLAN OF DISTRIBUTION

    We offer the right to purchase 500,000 shares at $.20 per share. We propose to offer the shares directly on a best efforts, no minimum basis, and no compensation is to be paid to any person for the offer and sale of the shares.

    We are selling the shares through our president, without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

    He is not subject to a statutory disqualification as that term is defined in
    Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

    He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities. He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

    He will restrict his participation to the following activities:

    A.   Preparing any written  communication  or delivering  any  communication
         through  the  mails  or  other   means  that  does  not  involve   oral
         solicitation by him of a potential purchaser;

    B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

    C. Performing ministerial and clerical work involved in effecting any transaction.

    As of the date of this Prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Arbitrary Determination of Offering Price

    The offering price of $.20 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were:

    A.   The lack of operating history;

    B.   The proceeds to be raised by the offering;

    C. The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders;

    D.   The current market conditions in the over-the-counter market

Method of Purchasing

    Persons may purchase shares by filling in and signing the share purchase agreement and delivering it, prior to the expiration date, to us. The purchase price of $.20 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order. You may not pay in cash.

                                  LEGAL MATTERS

    The validity of the shares offered under this prospectus is being passed upon for us by Evers & Hendrickson, LLP of San Francisco, California.

                                     EXPERTS

    Our financial statements as of the period ended June 30, 2000, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Cordovano & Harvey, P.C., independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Article XII of the Articles of Incorporation and Article VI of our Bylaws, as amended, set forth certain indemnification rights. Our Bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification. See
Exhibit 3.1 hereto.

Disclosure of Commission Position on Indemnification for
Securities Act Liabilities

    The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted in accordance with the applicable standard of conduct set forth in the statutory provisions. Our Articles of Incorporation provides for the indemnification of directors and officers to the full extent permitted by Nevada law.

    We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

    Although indemnification for liabilities arising under the `33 Act may be permitted to officers, directors or persons controlling us under Nevada law, we have been informed that in the opinion of the U.S. Securities and Exchange Commission, this form of indemnification is against public policy as expressed in the `33 Act, and is therefore unenforceable.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

    In January, 2000, we appointed Cordovano & Harvey, P.C. to replace Kish, Leake & Associates, P.C. as our principal accountants. The report of Kish, Leake & Associates, P.C. on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. We had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We did not consult with Cordovano & Harvey, P.C. on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors. We filed a Form 8-K with the Commission (File No. 000-27235) on January 24, 2000.

                                           CONSUMER MARKETING CORPORATION
                                           (A Development Stage Company)

                                           Index to Financial Statements

                                                                          Page
                                                                         ------

Independent auditors' reports............................................. F-2

Balance sheet at June 30, 2000............................................ F-4

Statements of operations for the years ended
      June 30, 2000 and 1999 and for the period from
      January 30, 1997 (inception) through June 30, 2000 (unaudited)...... F-5

Statement of shareholders' equity (deficit), from January 30, 1997 (inception)
      through June 30, 2000............................................... F-6

Statements of cash flows for the years ended
      June 30, 2000 and 1999 and for the period from
      January 30, 1997 (inception) through June 30, 2000 (unaudited)...... F-7

Notes to financial statements............................................. F-8

                         CONSUMER MARKETING CORPORATION


                          (A DEVELOPMENT STAGE COMPANY)


                              FINANCIAL STATEMENTS

                                      With

                          INDEPENDENT AUDITORS' REPORT

                                  June 30, 2000













                                  Prepared By:

                           Cordovano and Harvey, P.C.
                          Certified Public Accountants
                                Denver, Colorado

To the Board of Directors and Shareholders
Consumer Marketing Corporation

                          Independent Auditors' Report

We have audited the balance sheet of Consumer Marketing Corporation (a development stage company) as of June 30, 2000 and the related statements of operations, shareholders' equity and cash flows for the year ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consumer Marketing Corporation as of June 30, 2000, and the related statements of operations and cash flows for the year ended June 30, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has a substantial dependence on the success of its development stage activities, significant losses since inception, lack of liquidity, and a working capital deficiency at June 30, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note
A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Cordovano and Harvey, P.C
Denver, Colorado
July 17, 2000

                          Independent Auditors' Report

We have audited the accompanying balance sheet of Consumer Marketing Corporation (a development stage company) as of June 30, 1999 (not separately included herein) and the related statements of income, shareholders' deficit, and cash flows for the fiscal year ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consumer Marketing Corporation at June 30, 1999, and the results of its operations and cash flows for the fiscal year ended June 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 (not separately included herein), the Company is in the development stage and has no operations as of June 30, 1999. The deficiency in working capital as of June 30, 1999 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 5 (not separately included herein). The financial statements do not include any adjustments that might result from the outcome of these uncertainties.






Kish, Leake, and Associates, P.C.
Certified Public Accountants
Englewood, Colorado
August 23, 1999

                         CONSUMER MARKETING CORPORATION

                          (A Development Stage Company)

                                  BALANCE SHEET

June 30, 2000

                                     ASSETS

                                         TOTAL ASSETS                      $ -
                                                       =========================

                     LIABILITIES AND SHAREHOLDERS' (DEFICIT)

LIABILITIES

      Accounts payable and accrued liabilities...........................$ 2,785

                                     TOTAL LIABILITIES                     2,785

SHAREHOLDERS'  (DEFICIT)

      Common stock, $.0001 par value, 100,000,000 shares
         authorized, 500,000 shares issued and outstanding  ............      50
      Additional paid-in capital........................................  17,554
      Deficit accumulated during the development stage..................(20,389)

                          TOTAL SHAREHOLDERS' (DEFICIT)                  (2,785)

                                                                           $ -
                                                       =========================





                 See accompanying notes to financial statements


                                              CONSUMER MARKETING CORPORATION
                                              (A Development Stage Company)

                                                 STATEMENTS OF OPERATIONS


                                                                                                        January 30, 1997
                                                                           Year Ended                      (inception)
                                                                ------------------------------------         Through
                                                                    June 30,               June 30,          June 30,
                                                                      2000                   1999              2000
                                                                  ------------          ------------       ------------
                                                                                                            (unaudited)
COSTS AND EXPENSES

     Legal fees...............................................      $   9,807            $      -           $   9,807
     Accounting fees..........................................          1,983               1,623               3,606
     Licenses and fees........................................            226                 350                 576
     Printing costs...........................................          6,350                   -               6,350
     Stock-based compensation for
         organizational costs (Note B)........................            -                     -                  50

                                LOSS FROM OPERATIONS                  (18,366)             (1,973)            (20,389)
                                                                    ------------      ------------        ------------
INCOME TAX BENEFIT (EXPENSE) (NOTE C)

     Current tax benefit.....................................           3,496                 376               3,882
     Deferred tax expense....................................          (3,496)               (376)             (3,882)
                                                                    ------------      ------------        ------------
                                           NET LOSS                 $ (18,366)           $ (1,973)          $ (20,389)
                                                                    =========            =========           =========

     BASIC AND DILUTED
        LOSS PER COMMON SHARE................................       $   (0.04)           $    *
                                                                     =========           =========
     BASIC AND DILUTED WEIGHTED AVERAGE
        COMMON SHARES OUTSTANDING............................         500,000             500,000
                                                                     =========           =========



*  Less than .01 per share


                                      See accompanying notes to financial statements


                         CONSUMER MARKETING CORPORATION
                         (A Development Stage Company)

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

               January 30, 1997 (inception) through June 30, 2000
                                                                                                        Deficit
                                                                                                      Accumulated
                                                                                        Additional      During
                                                  Preferred Stock     Common Stock       Paid-In     Development
                                                 ----------------   ------------------
                                                 Shares   Amount    Shares    Amount     Capital       Stage         Total
                                                 ------   ------    -------   --------   --------     --------      --------
Beginning balance, January 30, 1997 ............     -    $   -          -     $    -     $    -       $    -        $     -

Common stock issued in exchange
 for organization costs ........................     -        -     500,000        50          -            -             50

Net loss for the period ended March 31, 1997 ...              -          -          -          -           (50)          (50)
                                                 ------   ------    --------   --------   --------      --------     --------
             BALANCE, JUNE 30, 1997 ............     -        -     500,000        50          -           (50)            -

Net loss for year ended June 30, 1998 ..........     -        -          -          -          -             -             -
                                                 ------   ------   --------   --------   --------       --------     --------
             BALANCE, JUNE 30, 1998 ............     -        -     500,000        50          -           (50)            -

Net loss for year ended June 30, 1999 ..........     -        -          -          -          -        (1,973)       (1,973)
                                                 ------   ------   --------   --------   --------       --------     --------
             BALANCE, JUNE 30, 1999 ............     -        -     500,000        50          -        (2,023)       (1,973)

Third party expenses paid by an
affiliate on behalf
of the Company ................................      -        -          -          -     17,554             -        17,554
Net loss for year ended June 30, 2000 ..........     -        -          -          -          -       (18,366)      (18,366)
                                                 ------   ------   --------   --------   --------      --------      --------
             BALANCE, JUNE 30, 2000 ............     -    $   -     500,000   $    50   $ 17,554      $(20,389)     $ (2,785)
                                                 ======   ======   ========   ========   ========      ========      ========

                                      See accompanying notes to financial statements


                         CONSUMER MARKETING CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS


                                                                                        January 30, 1997
                                                                Year Ended                 (inception)
                                                         --------------------------          Through
                                                           June 30,      June 30,           March 31,
                                                             2000          1999               2000
                                                         -----------    -----------        -----------
                                                                                           (unaudited)
OPERATING ACTIVITIES
    Net loss.......................................       $ (18,366)     $ (1,973)          $  (20,389)

    Non-cash transactions:
      Stock-based compensation for
        organizational costs (Note B)..............               -             -                   50
    Third party expenses paid by affiliate on
      behalf of the company, recorded as
      additional-paid-in capital...................          17,554             -               17,554
    Changes in operating assets and liabilities:
      Accounts payable and accrued liabilities.....             812         1,973                2,785
                                                         -----------    -----------        -----------
                    NET CASH (USED IN)
                  OPERATING ACTIVITIES                     $      -      $      -           $        -
                                                         -----------    -----------        -----------
                  NET CASH PROVIDED BY
                  FINANCING ACTIVITIES                            -             -                    -
                                                         -----------    -----------        -----------
                    NET CHANGE IN CASH                            -             -                    -
    Cash, beginning of period......................               -             -                    -
                                                         -----------    -----------        -----------
                   CASH, END OF PERIOD                     $      -      $      -           $        -
                                                         ===========    ===========        ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
      Interest.....................................        $      -      $      -           $        -
                                                         ===========    ===========        ===========
      Income taxes..................................       $      -      $      -           $        -
                                                         ===========    ===========        ===========
Non-cash financing activities:
      500,000 shares common stock
      issued for services..........................        $      -      $      -           $       50
                                                         ===========    ===========        ===========

                 See accompanying notes to financial statements

                         CONSUMER MARKETING CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


Note A: Organization and summary of significant accounting policies

Organization

Consumer Marketing Corporation (the "Company") was incorporated under the laws of Nevada on January 30, 1997 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standard (SFAS) No. 7.

The Company has been in the development stage since inception and has no operations to date.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with no revenue as of June 30, 2000 and has incurred losses of $(18,366), $(1,973) and $(20,389)
for the years ended June 30, 2000 and 1999 and for the period January 30, 1997 (inception) through June 30, 2000, respectively. The Company has no operating history or revenue, no assets, and continuing losses which the Company expects will continue for the foreseeable future. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. An affiliate of the Company plans to continue advancing funds on an as needed basis and in the longer term, revenues from the operations of a merger candidate, if found. The Company's continuation as a going concern is dependent upon continuing capital advances from an affiliate and commencing operations or locating and consummating a business combination with an operating company. There is no assurance that the affiliate will continue to provide capital to the Company or that the Company can commence operations or identify such a target company and consummate such a business combination. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary of significant accounting policies

Cash equivalents

The Company's financial instruments consist of accounts payable and accrued liabilities. For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less.

                         CONSUMER MARKETING CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


Note A: Organization and summary of significant accounting policies, continued

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Loss per common share

The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") which requires the disclosure of basic and diluted earnings per share. Basic earnings per share is calculated using income available to common shareowners divided by the weighted average of common shares outstanding during the year. Diluted earnings per share is similar to basic earnings per share except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. The Company has a simple capital structure and no outstanding options at June 30, 2000. Therefore, dilutive earnings per share are not applicable and accordingly have not been presented

Fiscal year

The Company operates on a fiscal year ending on June 30.

                         CONSUMER MARKETING CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


Note A: Organization and summary of significant accounting policies, continued

Stock based compensation

SFAS No. 123, "Accounting for Stock-Based Compensation" was issued in October 1995. This accounting standard permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25. For stock issued to officers the fair value approximates the intrinsic value. Therefore, no pro forma disclosures are presented.

Fair value of financial instruments

SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has determined, based in available market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, accounts payable, and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Recently issued accounting pronouncements

The Company has adopted the following new accounting pronouncements for the year ended June 30, 2000. There was no effect on the financial statements presented from the adoption of the new pronouncements.

Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements.

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers.

SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

                         CONSUMER MARKETING CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


Note A: Organization and summary of significant accounting policies, concluded

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments or hedging activities.

In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

Statement  of  Position  ("SOP")  98-1  "Accounting  for the  Costs of  Computer
Software Developed or Obtained for Internal Use." This SOP requires that entities capitalize certain internal-use software costs once certain criteria are met.

SOP 98-5, "Reporting on the Costs of Start-Up Activities." Sop 98-5 provides, among other things, guidance on the reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred.

The Company will continue to review these new accounting pronouncements over time to determine if any additional disclosures are necessary based on evolving circumstances.

Note B: Related party transactions

The Company maintains a mailing address at an affiliate's address. This address is Suite 104, 1456 St. Paul Street, Kelowna, B.C., Canada, V1Y 2E6. At this time the Company has no need for an office.

The Company has issued an officer 500,000 shares of common stock in exchange for services related to management and organization costs. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for or completing an acquisition or merger.

The Company does not maintain a checking account and expenses incurred by the Company have historically been paid by an affiliate. Since inception the Company incurred $20,389 in expenses of which $17,554 were paid by an affiliate. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional-paid-in capital.

                         CONSUMER MARKETING CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


Note C: Income taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate for the period from January 30, 1997 (inception) through June 30, 2000 is as follows:


                                                                                           January 30,
                                                                                              1997
                                                                                           (inception)
                                                           Year Ended      Year Ended        Through
                                                             June 30,        June 30,        June 30,
                                                               2000            1999            2000
                                                              ------          ------          ------

U.S statutory federal rate..........................          15.00%          15.00%          15.00%

State income tax rate, net of federal benefit.......           4.04%           4.04%           4.04%

Net operating loss (NOL) for which no tax
benefit is currently available......................         -19.04%         -19.04%         -19.04%
                                                              ------          ------           ------

                                                               0.00%           0.00%           0.00%
                                                              ======          ======           ======



The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended June 30, 2000 and 1999 was $3,120 and $366, respectively. The change in the valuation allowance for the period from January 30, 1997 (inception) through June 30, 2000 was $3,882. NOL carryforwards at June 30, 2000 will begin to expire in 2012. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

Note D: Shareholders' equity

Common Stock

The Company initially authorized 25,000 shares of $1.00 par value common stock. On January 30, 1997 the Board of Directors approved an increase in authorized shares to 100,000,000 and changed the par value to $.0001. On January 30, 1997 the Company issued 500,000 shares of common stock for services valued at $.0001 per share. The shares were valued nominally at $50 as there was no market price for the Company's common stock as of the date of issuance.

                         CONSUMER MARKETING CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements


Note D: Shareholders' equity, concluded

On June 25, 1999 the Company filed amended articles with the state of Nevada to change the authorized shares of common stock originally approved by the Board of Directors on January 30, 1997 from 25,000, no par value to 100,000,000, $.0001 par. Nevada Revised Statutes Section 78.385 (c) treats this amendment as if it was filed on January 30, 1997, therefore, giving the Company enough shares for the original issuance of 500,000 shares of common stock.



================================================================= ===========================================

    You should rely only on the information  contained in this prospectus.  We have not authorized  anyone to provide you
    with  information  different  from that  contained in this                       500,000 Shares
    prospectus.  We are offering to sell,  and seeking  offers                        common stock
    to buy,  shares  of  common  stock  only in  jurisdictions where  offers  and sales are  permitted.  The  information contained in this  prospectus  is accurate  only as of the date  of  this  prospectus,  regardless  of  the  time  of delivery of this  prospectus  or of any sale of our common stock.  In this  prospectus,  the  words  "we,"  "us"  and
    "our" refer to Consumer Marketing  Corporation (unless the context indicates otherwise).

                        TABLE OF CONTENTS
    PROSPECTUS SUMMARY....................................3                        CONSUMER MARKETING
    LIMITED STATE REGISTRATION............................3                            CORPORATION
    SUMMARY FINANCIAL INFORMATION.........................4
    RISK FACTORS..........................................7
    YOUR RIGHTS AND  SUBSTANTIVE PROTECTION
    UNDER RULE 419.......................................10
    DILUTION.............................................11
    USE OF PROCEEDS......................................11
    CAPITALIZATION.......................................12
    DESCRIPTION OF BUSINESS..............................13
    PLAN OF OPERATION....................................14
    DESCRIPTION OF PROPERTY..............................18
    PRINCIPAL SHAREHOLDERS...............................19                       ____________________
    MANAGEMENT...........................................20
    EXECUTIVE COMPENSATION...............................22                            PROSPECTUS
    CERTAIN RELATIONSHIPS AND
    RELATED TRANSACTIONS.................................23                       ____________________
    LEGAL PROCEEDINGS....................................23
    MARKET FOR OUR COMMON STOCK..........................23
    DESCRIPTION OF SECURITIES............................25                      __________________,2000
    SHARES ELIGIBLE FOR FUTURE
    RESALE ..............................................25
    WHERE CAN YOU FIND MORE INFORMATION..................26
    REPORTS TO STOCKHOLDERS..............................26
    PLAN OF DISTRIBUTION.................................26
    LEGAL MATTERS........................................27
    EXPERTS..............................................27
    INDEMNIFICATION OF OFFICERS
    AND DIRECTORS........................................27
    CHANGES IN AND DISAGREEMENTS
    WITH ACCOUNTANTS ON
    ACCOUNTING AND
    FINANCIAL DISCLOSURE.................................28
    FINANCIAL STATEMENTS................................F-1
    ============================================================= ===========================================

Part II. Information Not Required In Prospectus

Item 24.  Indemnification of officers and directors

      The information required by this Item is incorporated by reference to "Indemnification of Officers and Directors" in the Prospectus.

Item 25 -- Other Expenses of Issuance and Distribution

    Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:


Securities and Exchange Commission filing fee                    $       26.50
Blue Sky filing fees                                                    500.00
Legal fees and expenses                                               6,000.00
Printing                                                              1,500.00
Marketing expenses                                                    1,000.00
Miscellaneous                                                           500.00
                                                                       -------
                                                  Total          $    9,526.50
                                                                      ========

We will bear all expenses shown above.

Item 26 -- Recent Sales of Unregistered Securities

    On January 30, 1997, the Company issued 500,000 shares of common stock to Devinder Randhawa, for $50. The Company relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of 500,000 shares of common stock to Mr. Randhawa. All of the shares of common stock of the Company previously issued have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the `33 Act, as amended. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to the `33 Act.

    On January 30, 1997, Mr. Randhawa gifted 152,000 shares of common stock to Bob Hemmerling, President of the Company and 196,000 shares of common stock to seven other shareholders for a total of 348,000 shares of common stock. The shares were gifted to increase the number of shareholders. Mr. Randhawa relied on exemption provided by Section 4(1) of the Securities Act of 1933, as amended, for the transfer of the 348,000 shares. All of these shares are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). As of April 24, 2000, certificates representing the 196,000 shares were returned to Mr. Randhawa.

    As of the date of this report, all of the issued and outstanding shares of the Company's common stock are eligible for sale under Rule 144 promulgated under the `33 Act, as amended, subject to certain limitations included in said Rule.

    In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

Item 27-Exhibits

3.1*       Articles of Incorporation
3.2*       Amendment to Articles of Incorporation
3.3*       Bylaws
4.1*       Specimen Informational Statement
4.1.1        Share Purchase Agreement
5.1**      Opinion of Evers & Hendrickson, LLP with respect
           to the legality of the shares being registered
23.1.1     Consent of Kish, Leake & Associates, P.C.
23.1.2     Consent of Cordovano & Harvey, P.C.
23.2       Consent of Evers & Hendrickson, LLP (included in Exhibit 5.1)
27.1       Financial Data Schedule
99.1***    Escrow Agreement

* Incorporated by reference to Form 10-SB, file no. 000-27235, filed September 3, 1997.

**       Previously filed.
***      To be filed in an amendment.

Item 28 -- Undertakings

We undertake that we will:

    1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii)Include any additional or changed material information on the plan of distribution.

    2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

    3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as the underwriter requires to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES



    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada, on July 24, 2000.


                                          Consumer Marketing Corporation



                                          /s/ Bob  Hemmerling
                                            ----------------------------
                                              Bob Hemmerling,  Director


    In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                           Title                       Date


/s/ Bob  Hemmerling                 Director                    July 24, 2000
  ------------------------
    Bob Hemmerling

                                 500,000 Shares
                         Consumer Marketing Corporation

                            Share Purchase Agreement

To _______________:

Please issue shares of your common stock in the amounts and name(s) shown below. My signature acknowledges that I have read the Prospectus dated ___________, 2000, and am aware of the risk factors contained therein. I represent that I have relied solely upon the contents of the Prospectus in making an investment decision with regard to the shares offered thereby, and I have not relied on any other statements made by or with regard to the Company in connection with its anticipated operations or financial performance.

The undersigned hereby acknowledges that City National Bank is acting solely as Escrow Holder in connection with the offering of the Securities described herein, and makes no recommendation with respect thereto. City National Bank has made no investigation regarding the offering, the issuer or any other person or entity involved in the offering.


 -----------------------------    -----------------------------
(Signature)                                   (Date)

 -----------------------------   ------------------------------
(Signature)                                   (Date)

Enclosed is payment for ________ shares at $________;
Total: $________

Register the shares in the following name(s) and amount(s):
(Please Print)
Name(s):_________________________________________________________

Number of share(s): ________________
As (check one) [ ] Individual [ ] Joint Tenancy [ ] Husband & Wife as community property[ ] Tenants in Common [ ] Corporation [ ] Trust [ ] Other:

For the person(s) who will be registered shareowners:
Mailing Address:
                ------------------------------------------
City, State, Zip:
                ------------------------------------------
Telephone:
          ------------------------------------------------
Social Security or Taxpayer ID Number(s):
                                         -----------------

Note: Please attach any instructions for mailing the certificates or shareowner communications other than to the registered shareowner at this address.

No Subscription Is Effective Until Acceptance.
Subscription Accepted by  ___________________:


----------------------------
Devinder Randhawa, President

Date ___________
















J:\p12080\Share Purchase Agreement-Public Offering.wpd

TO:  The Securities and Exchange Commission
         Washington, D.C.  20549

RE:  Consumer Marketing Corporation


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No.1 to Registration Statement No. 333-37200 of Consumer Marketing Corporation on Form SB-2 of our report dated August 23, 1999 on the financial statements of Consumer Marketing Corporation appearing in the Prospectus, which is part of this Registration.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



Kish, Leake, and Associates
Englewood, Colorado
July 18, 2000

TO:  The Securities and Exchange Commission
         Washington, D.C.  20549

RE:  Consumer Marketing Corporation


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No.1 to Registration Statement No. 333-37200 of Consumer Marketing Corporation on Form SB-2 of our report dated July 17, 2000 on the financial statements of Consumer Marketing Corporation appearing in the Prospectus, which is part of this Registration.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



Cordovano and Harvey, P.C.
Denver, Colorado
July 21, 2000